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                                                                   EXHIBIT 10.7

              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
                            1998 STOCK OPTION PLAN
                        Non-Qualified Option Agreement

Cambridge Technology Partners (Massachusetts), Inc. (the "Company"), a Delaware corporation, hereby grants to the person named below an option to purchase all or any part of the number of shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company (the "Option") under and subject to the Company's 1998 Stock Option Plan (the "1998 Plan"), exercisable on the following terms and conditions and those set forth on the reverse side of this certificate. This Option is not intended to qualify and shall not be treated as
                             ---                               ---
an "incentive stock option" under Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

Option to Purchase: (Shares) Shares (the "Option Shares")      Date of Grant: (Grant Date)
-------------------                                            --------------
Granted to (the "Optionee"): (Name)                            Option Price: (Price)
----------------------------                                   -------------
Social Security Number: (SSN)                                  Expiration Date:   25% on (Date)
-----------------------                                        ----------------
                                                                                  25% on (Date)
                                                                                  25% on (Date)
                                                                                  25% on (Date)

Vesting Start Date(the "Vesting Start Date"): (Vesting Start Date)
---------------------------------------------

Vesting Schedule:  To vest 25.000% on the one year anniversary of the Vesting
----------------   Start Date and an additional 2.083% each month thereafter up to and including the 48th month so that the Option is fully vested 48 months after the vesting start date.


By acceptance of this Option, the Optionee agrees to the terms and conditions on the reverse side of this certificate and in the Plan.


                                                   /s/ James K. Sims
               -------------------------------     -----------------------------
                           [LOGO]                  JAMES K. SIMS

                Cambridge Technology Partners     CHIEF EXECUTIVE OFFICER
               -------------------------------
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              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.

                              Terms And Conditions

1.  Plan Incorporated by Reference.  This Option is issued pursuant to the terms
    -------------------------------
    of the Cambridge Technology Partners (Massachusetts), Inc. 1998 Stock Option Plan, as amended (the "1998 Plan"). Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the 1998
    Plan. This certificate does not set forth all of the terms and conditions of the 1998 Plan, which are incorporated herein by reference. The Management Resource Committee of the Board of Directors ("MRC") administers the 1998 Plan and its determinations regarding the operation of the 1998 Plan are final and binding. Copies of the 1998 Plan may be obtained upon written request without charge from AST StockPlan, Inc. 250 Broadway, 14/th/ Floor, New York, NY, 10007, or on the Knowledge repository found on the internal Company web site address: http://w3.ctp.com/.
2.  Option Price.  The price to be paid for each share of Common Stock issued
    -------------
    upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.
3.  Vesting Schedule.  No portion of this Option may be exercised until the date
    -----------------
    on which such portion shall have vested. Except as set forth herein, and subject to the determination of the Company in its sole discretion to accelerate the vesting schedule hereunder due to other circumstances and subject to a reduction in the percentage of Option Shares vesting each month in the event that the Optionee becomes employed on less than a full-time basis (such new percentage shall be determined by the Company at the time the Optionee becomes employed on less than a full time basis and shall be set forth in a replacement option agreement to be executed at that time), this Option shall be vested and exercisable with respect to the percentage of the total number of Option Shares as listed on the vesting and exercise schedule attached to this certificate.
4.  Exercise of Option.
    -------------------
    (a) Optionee may exercise only vested portions of this Option and only in the following manner. From time to time prior to the earlier to occur of (i) the termination hereof in accordance with the provisions of this Option, or (ii) the Expiration Date (as set forth in Paragraph 5 herein) with respect to a given portion of this Option, the Optionee may give written notice to the Company of his or her election to purchase some or all of the Option Shares for which this Option may be exercised at the time of such notice. Said notice shall specify the number of Option Shares to be purchased and shall be accompanied (i) by payment therefor in cash and (ii) by such agreement, statement or other evidence as the Company may require in order to satisfy itself that the issuance of the Option Shares being purchased pursuant to such exercise and any subsequent resale thereof will be in compliance with applicable laws and regulations, including without limitation all applicable federal and state securities laws and regulations. This Option shall not be exercisable for any fractional share.
    (b) Certificates for the Option Shares so purchased will be issued to the Optionee upon compliance to the satisfaction of the Company with all requirements under applicable laws or regulations in connection with such issuance, including without limitation, if said Option Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), receipt of a representation from the Optionee upon each exercise of this Option that the Optionee is purchasing the Option Shares for his or her own account and not with a view to any resale or distribution thereof, the legending of any certificate representing said Option Shares, and the imposition of a stop transfer order with respect thereto, to prevent a resale or distribution in violation of federal or state securities laws. Until the Optionee shall have complied with the requirements hereof and of the 1998 Plan, the Company shall be under no obligation to issue the Option Shares subject to this Option, and the determination of the MRC (as defined in the 1998 Plan) as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed for any purpose to be the owner of any Option Shares subject to this Option until such Option Shares shall have been issued in accordance with the foregoing provisions.
    (c) Notwithstanding any other provision hereof or of the 1998 Plan, no portion of this Option shall be exercisable (i) after its termination in accordance with the provisions hereof, (ii) after the Expiration
         Date applicable thereto (as set forth in Paragraph 5 herein), or (iii) at any time unless all necessary regulatory or other approvals have been received.
    (d) To the extent that this Option is not exercised in full, it will be deemed to have been exercised first for any remaining Option Shares in the Installment (as defined in Paragraph 5 herein) which would otherwise expire on the next succeeding Expiration Date, then for any remaining Option Shares in the Installment which would otherwise expire on the second succeeding Expiration Date and so on, thereby reducing the number of Option Shares with respect to which this Option will expire on such Expiration Dates.
5.  Expiration Date of Option and Underlying Option Shares. This Option will
    ------------------------------------------------------
    expire and terminate in equal Installments (each, an "Installment") on the following dates (each, an "Expiration Date"): (a) the date which is the fifth anniversary of the Vesting Start Date with respect to the portion of this Option which vests one year after the Vesting Start Date; (b) the date which is the sixth anniversary of the Vesting Start Date with respect to the portion of this Option which vests during the period beginning 13 months after the Vesting Start Date and ending 24 months after the Vesting Start Date; (c) the date which is the seventh anniversary of the Vesting Start
    Date with respect to the portion of this Option which vests during the period beginning 25 months after the Vesting Start Date and ending 36 months after the Vesting Start Date; and (d) the date which is the eighth anniversary of the Vesting Start Date with respect to the portion of this Option which vests during the period beginning 37 months after the Vesting Start Date and ending 48 months after the Vesting Start Date.
6.  Termination of Employment. This Option, as to any unexercised portion
    --------------------------
    hereof, shall terminate on the date three (3) months after the date on which the Optionee is no longer employed by the Company or a subsidiary as defined in the Code (and, except as set forth in clauses (a) and (b) below, this Option shall not vest with respect to any additional Option Shares following the date on which the Optionee is no longer employed by the Company or a subsidiary as defined in the Code); provided, however, that (a) if such termination of employment results from the Optionee's permanent and total disability as defined in Section 22(e)(3) of the Code, this Option may be exercised, whether or not exercisable at the time of such termination, until the date twelve (12) months after such termination, or until the applicable Expiration Date with respect to any particular portion of this Option (as set forth in Paragraph 5 herein), whichever first occurs, and (b) if such termination of employment results from the Optionee's death, this Option may be exercised, whether or not exercisable at the time of such termination, by the Optionee's executors or administrators within twenty-four (24) months thereafter, or until the applicable Expiration Date with respect to any particular portion of this Option (as set forth in Paragraph 5 herein), whichever first occurs. No Option will confer upon the Optionee any right to continued employment by the Company or any subsidiary of the Company, nor will it interfere in any way with the Optionee's right or the Company's or any such subsidiary's right to terminate, or otherwise modify the terms of, the Optionee's employment at any time.
7.  Transferability. Except as otherwise permitted by the 1998 Plan, each of
    ----------------
    this certificate and this Option is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.
8.  Effect of Certain Transactions. If the Company is merged into another
    -------------------------------
    entity, or if one or more entities is merged into the Company or there is a consolidation of the Company and one or more entities and, in any such case, the shares of Common Stock are converted into cash, securities or other property other than shares of Common Stock, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another entity while unexercised Options remain outstanding under the 1998 Plan, then: (i) subject to the provisions of clause (iii) below, this Option will terminate as of the effective date of any such merger, consolidation, liquidation or sale, provided that (x) notice of such termination shall be given to the Optionee and (y) the Optionee shall have the right to exercise this Option to the extent that it is then exercisable, during the 15-day period preceding the effective date of such merger, consolidation, liquidation or sale,
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     contingent upon the consummation of such merger, consolidation, liquidation or sale, provided, however, that in no event shall any portion of this Option be exercisable after the Expiration Date applicable to such portion;
     (ii) the MRC, with the approval of the Board of Directors of the Company, may in its discretion accelerate the time for exercise of any unexercised and unexpired portion of this Option, including the then unvested portion of this Option, to and after a date prior to the effective date of such merger, consolidation, liquidation or sale specified by the MRC, and (iii) the MRC, with the approval of the Board of Directors of the Company, may provide that after the effective date of such merger, consolidation or sale
     (x) this Option shall survive and the Optionee shall be entitled, upon exercise of this Option, to receive, in lieu of shares of Common Stock, shares of stock or other securities as the holders of shares of Common
     Stock received pursuant to the terms of the merger, consolidation or sale or (y) this Option shall terminate and the Optionee shall be entitled to receive, in lieu of shares of Common Stock, cash in an amount per Option Share equal to the consideration per share of Common Stock received pursuant to the terms of the merger, consolidation or sale less the Option Price.
9.   Tax Withholding. The Optionee shall, not later than the date as of which
     ----------------
     the exercise of this Option or disposition of Option Shares becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the MRC for payment of any Federal, state, and local taxes required by law to be withheld.
10.  Representations.  By acceptance of this Option, the Optionee agrees,
     ----------------
     acknowledges and understands that a purchase of shares under this Option will not be made with a view to their distribution, as that term is used in the Act unless, in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Act.